Registration No. 333-111145
As filed with the Securities and Exchange Commission on April 8, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-111145

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alcon, Inc.
(Exact name of registrant as specified in its charter)

Switzerland	98-0205094
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
Bösch 69
P.O. Box 62
6331 Hünenberg, Switzerland
(Address of Principal Executive Offices)

Alcon 401(k) Retirement Plan and Trust
(Full title of the plan)

Kevin Buehler
President and Chief Executive Officer
Alcon Laboratories, Inc.
6201 South Freeway
Fort Worth, Texas 76134-2099
(817) 293-0450
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Elaine Whitbeck
Corporate Secretary and General Counsel
Alcon Laboratories, Inc.
6201 South Freeway
Fort Worth, Texas 76134-2099
(817) 293-0450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-8 (Registration No. 333-111145) previously filed by Alcon, Inc. (the “Company”), with the Securities and Exchange Commission on December 12, 2003 (the “Registration Statement”), pertaining to the registration of 2,000,000 common shares of the Company, par value CHF 0.20 per share (the “Shares”), under the Alcon 401(k) Retirement Plan and Trust.

On April 7, 2011 and April 8, 2011, the shareholders of the Company and Novartis AG (“Novartis”), respectively, approved the merger of the Company with and into Novartis pursuant to the terms of the Merger Agreement dated as of December 14, 2010, between Novartis and the Company (the “Merger”).  In conjunction with completion of the Merger, the Company is terminating all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  Accordingly, by means of this Post-Effective Amendment, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, removes from registration all Shares registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended  (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 8, 2011.

ALCON, INC.

By:	/s/Kevin Buehler
Kevin Buehler
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Daniel Vasella, M.D.	Chairman and Director	April 8, 2011
Daniel Vasella, M.D.

/s/ Cary R. Rayment	Vice Chairman and Director	April 8, 2011
Cary R. Rayment

/s/ Kevin Buehler	President, Chief Executive Officer and Director	April 8, 2011
Kevin Buehler	(Principal Executive Officer)

/s/ Robert Karsunky	Senior Vice President, Finance, Chief Financial Officer and	April 8, 2011
Robert Karsunky	Corporate Strategy Officer (Principal Financial & Accounting Officer)

/s/ Urs Bärlocher, Ph.D.	Director	April 8, 2011
Urs Bärlocher, Ph.D.

/s/ Lodewijk J.R. de Vink	Director	April 8, 2011
Lodewijk J.R. de Vink

/s/ Joan W. Miller, M.D.	Director	April 8, 2011
Joan W. Miller, M.D.

/s/ Thomas G. Plaskett	Director	April 8, 2011
Thomas G. Plaskett

/s/ Jacques Seydoux, M.D.	Director	April 8, 2011
Jacques Seydoux, M.D.

/s/ Enrico Vanni, Ph.D.	Director	April 8, 2011
Enrico Vanni, Ph.D.

/s/ Norman Walker	Director	April 8, 2011
Norman Walker